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                                                                   EXHIBIT 10.14

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.


                         FULL RECOURSE PROMISSORY NOTE


$225,000.00                                                       March 15, 2000


     FOR VALUE RECEIVED, Michael J. Armano, who resides at 24 Tyler Road, North Andover, MA 01845, ("Borrower") promises to pay to the order of Mainspring
                     --------
Communications, Inc. ("Lender"), the principal sum of Two Hundred Twenty Five
                       ------
Thousand Dollars ($225,000.00) plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at a rate per annum of 8.75%.

     Borrower agrees to make principal and interest payments on this Note as described in Exhibit A. In the event Borrower voluntarily leaves the employment
             ---------
of Lender prior to the repayment in full of this Note, Borrower shall have thirty days from the date of termination to repay the remaining principal balance of the Note plus accrued and unpaid interest.

     Lender shall have full recourse against Borrower personally for collection and payment of the debt evidenced by this Note.

     No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     This Note may be prepaid at any time, in whole or in part, by Borrower without premium or penalty.

     Borrower hereby waives presentment, demand, protest, and notice of every kind. Borrower shall pay on demand all costs, including court costs and reasonable attorneys' fees, paid or incurred by Lender in enforcing this Note upon default.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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     IN WITNESS WHEREOF, the parties have caused this Note to be signed under seal, as of the date first above written.


                                    BORROWER:

                                    /s/ Michael J. Armano
                                    ---------------------
                                    Michael J. Armano



                                    LENDER:

                                    Mainspring Communications, Inc.



                                    By: /s/ Mark A. Verdi
                                       ------------------
                                       Mark A. Verdi
                                       Sr. Vice President, Finance and
                                       Operations


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                                                                       Exhibit A
                                                                       ---------

                              Repayment Schedule

1. So long as the Borrower has remained in continuous employment with Mainspring from the date of this Note through March 15, 2001, Mainspring will forgive all accrued interest through March 15, 2001.

2. So long as the Borrower has remained in continuous employment with Mainspring from March 15, 2001 through March 15, 2002, Mainspring will forgive all accrued interest through March 15, 2002.

3. The principal balance of Two Hundred Twenty Five Thousand Dollars ($225,000) will be due and payable on March 15, 2002.


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